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                                                                    Exhibit 10.5

                         WAIVER OF RIGHTS AND AMENDMENT
                            UNDER PURCHASE AGREEMENTS

      This Waiver of Rights and Amendment under Purchase Agreements ("Waiver of Rights") is made and entered into as of July 30, 1999, by and among Century Electronics Manufacturing, Inc., a Delaware corporation (the "Company"), and HarbourVest Partners V- Direct Fund, L.P. ("HarbourVest").

      WHEREAS, the Company and HarbourVest are parties to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of December 1, 1998, and that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of February 4, 1998 (the "Purchase Agreements"), which agreements provide certain arrangements with respect to (among other matters) the registration of shares of common stock, $.01 par value per share, of the Company ("Common Stock") owned by HarbourVest and its assignees under the Securities Act of 1933, as amended (the "Securities Act");

      WHEREAS, the Company, Amitek Corporation, a Florida corporation ("Amitek"), and certain other persons are party to an Agreement and Plan of Merger, dated as of July 30, 1999 (the "Merger Agreement"), pursuant to which, as of the date hereof, Amitek is being merged with and into a wholly-owned subsidiary of the Company and Myung Ho Park, Yoon Jung Park and Sung Woo Kwon (collectively, the "Amitek Investors") are being issued as partial consideration therefor, and may be issued from time to time in the future as additional consideration therefor, shares of the Common Stock of the Company;

      WHEREAS, as of the date hereof, the Company and the Amitek Investors are entering into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which certain arrangements are being made with respect to the registration of shares of Common Stock owned by the Amitek Investors and their assignees under the Securities Act;

      WHEREAS, the obligation of the Amitek Investors to consummate the transactions contemplated by the Merger Agreement is conditioned upon HarbourVest waiving certain rights under the Purchase Agreements and the Company and HarbourVest making certain amendments to the Purchase Agreements in order to clarify the interrelationship between the respective registration rights provisions contained in the Registration Rights Agreement and the Purchase Agreements; and

      WHEREAS, this Waiver of Rights meets the requirements for a valid waiver or amendment of the provisions of the Purchase Agreements, which requirements are set forth in Section 9.4 thereof.
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      NOW, THEREFORE, the parties to this Waiver of Rights agree as follows:

      1. Waiver of Rights under Purchase Agreements. HarbourVest hereby waives all rights under Section 8.12 of each of the Purchase Agreements with respect to the Registration Rights Agreement as in effect on the date hereof.

      2. Amendments to Purchase Agreements.

            (a) Section 8.2 of each of the Purchase Agreements, entitled "Certain Definitions" is amended to include two additional definitions, as follows:

            "Amitek Securities" shall mean shares constituting "Registrable Securities" under the Registration Rights Agreement, dated as of July 30, 1999, by and among the Company and Myung Ho Park, Yoon Jung Park and Sung Woo Kwon (the "Registration Rights Agreement"), which are proposed to be included in a registration.

            "Majority Participating Amitek Holders" shall have the meaning given to such term in the Registration Rights Agreement.

            (b) The second paragraph of Section 8.5(b) of each of the Purchase Agreements is amended and restated in its entirety as follows (with bold double underlined and strikethrough fonts used for purposes of indicating changes only):

                  "If officers or directors of the Company holding other
            securities of the Company shall request inclusion in any registration pursuant to Section 8.5, or if holders of the securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities (including Amitek Securities) of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
            Section 8. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary from (including, without limitation, customary indemnification and contribution provisions on the part of the Company) with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Holders or the holders of Amitek Securities greater than the obligations of the Holders pursuant to Section 8.10(b). Notwithstanding any other provision of this Section 8.5, if the


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            representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company (other than Registrable Securities or Amitek Securities) and the securities held by Other Shareholders (other than Registrable Securities or Amitek Securities) shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all holders of Registrable Securities and Amitek Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and Amitek Securities that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities, Amitek Securities and other securities which they held at the time of the request for registration made by the Initiating Holders pursuant to Section 8.5(a). No Registrable Securities, Amitek Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities or Amitek Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities, Amitek Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities, Amitek Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited."

            (c) The portion of Section 8.6(b) of each of the Purchase Agreements, which begins with the phrase "Notwithstanding any other provision of this Section 8.6" and ends at the conclusion of Section 8.6(b), is amended and restated in its entirety as follows (with bold double underlined and strikethrough fonts used for purposes of indicating changes only):

            "Notwithstanding any other provision of this Section 8.6, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public and is for the Company's own account, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such


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            registration is other than the first registered offering of the sale of the Company's securities to the public for the Company's account, the underwriter may limit the number of Registrable Securities and Amitek Securities to be included in the registration and underwriting to not less than 50% of the securities included therein (based on aggregate market value). The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by officers and directors of the Company (other than Registrable Securities and Amitek Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all such Holders and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities, Amitek Securities and other securities which they held at the time the Company gives the notice specified in
            Section 8.6(a)(i), provided that if such registration is other than the first registered offering of the sale of the Company's securities to the public for the Company's account, the number or Registrable Securities and Amitek Securities permitted to be included therein shall in any event be at least 50% of the securities included therein (based on aggregate market values). If any holder of Registrable Securities or Amitek Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities, Amitek Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  In the event that (i) the holders of "Registrable Securities"
            under the Registration Rights Agreement (as defined therein) exercise their registration rights under Section 2.1 or 2.2 thereof and (ii) any holders of Registrable Securities hereunder exercise their registration rights in respect of such registration pursuant to Section 8.6 hereof and request inclusion therein, then (X) the second paragraph of Section 5.1 of the Registration Rights Agreement shall govern any so-called "cutbacks," notwithstanding anything to the contrary in this Agreement and (Y) the Majority Participating Amitek Holders may condition such inclusion upon the holders of Registrable Securities seeking such inclusion agreeing to be treated in respect of such registration as an "Amitek Holder," a "holder of Registrable Securities," and a "seller of Registrable Securities" under Sections 5.1, 5.3, and 7 of the Registration Rights Agreement, as in effect on the date hereof, without regard to any inconsistency between such provisions and this Agreement."


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      3. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Waiver of Rights and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. Except to the extent specifically amended hereby, the provisions of the Purchase Agreements shall remain unmodified and the provisions of the Purchase Agreements are hereby confirmed as being in full force and effect.

      4. Third Party Beneficiaries. The Amitek Investors are intended to be third-party beneficiaries of this Waiver of Rights.

      5. Binding Effect, etc. This Waiver of Rights, together with the Purchase Agreements and the Registration Rights Agreement, constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

      6. Descriptive Headings. The descriptive headings of this Waiver of Rights are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

      7. Counterparts. This Waiver of Rights may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      8. Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Waiver of Rights, then such unenforceable provision shall be deemed eliminated from this Waiver of Rights for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Waiver of Rights be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

      9. Governing Law. This Waiver of Rights shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.


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      IN WITNESS WHEREOF, each of the undersigned has duly executed this Waiver of Rights (or caused this Waiver of Rights to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.


                                CENTURY ELECTRONICS MANUFACTURING,
                                INC.


                                By: /s/ Leslie J. Sainsbury
                                    ----------------------------
                                       Name: Leslie J. Sainsbury
                                       Title: President


                                HARBOURVEST VENTURE PARTNERS V -
                                DIRECT FUND L.P.

                                By:  HVP V - Direct Associates, L.L.C.
                                Its General Partner

                                By: HarbourVest Partners, L.L.C.
                                Its Managing Member


                                      By /s/ Ofer Nemirovsky
                                         --------------------------
                                          Title:  Managing Director